UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2004

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8519 (Commission File Number)	31-1056105
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 - Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry Into a Material Definitive Agreement.

     On December 3, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Cincinnati Bell Inc. (the “Company”) took the following actions:

     (1) The Committee set the salary compensation for fiscal year 2005 for the following executive officers: Jack F. Cassidy, President and Chief Executive Officer - $645,000; Brian A. Ross, Chief Financial Officer - $350,000; Christopher J. Wilson, Vice President and General Counsel - $250,000; Michael W. Callaghan, Senior Vice President - Corporate Development - $250,000; and Brian G. Keating, Vice President, Human Resources and Administration - $225,000.

     (2) The Committee set the short-term award targets for fiscal year 2005 under the Cincinnati Bell Inc. 1997 Short-Term Incentive Plan. Payment of the annual incentive is based on (i) the Company achieving certain levels of net income and revenue, and (ii) individual performance, weighted as follows: (a) net income - 60%, (b) revenue - 20%, and (c) individual performance - 20%. If Company benchmarks are achieved at between 95%-120% of goal, the executives will receive a payment of the annual incentive in an amount between 50% and 200% of target. For example: 95% of goal pays 50% of award target; 100% of goal pays 100% of award target; 105% of goal pays 150% of award target; and 120% of goal pays 200% of award target. The annual incentive award targets for the Company’s executive officers are: Jack F. Cassidy, President and Chief Executive Officer - $774,000; Brian A. Ross, Chief Financial Officer - $297,500; Christopher J. Wilson, Vice President and General Counsel - $125,000; Michael W. Callaghan, Senior Vice President - Corporate Development - $112,500; and Brian G. Keating, Vice President, Human Resources and Administration - $112,500.

     (3) The Committee granted stock options to purchase the Company’s common shares to the executive officers of the Company pursuant to the Cincinnati Bell Inc. 1997 Long Term Incentive Plan as follows: Jack F. Cassidy, President and Chief Executive Officer - 666,100 stock options; Brian A. Ross, Chief Financial Officer - 150,000 stock options; Christopher J. Wilson, Vice President and General Counsel - 75,000 stock options; Michael W. Callaghan, Senior Vice President - Corporate Development - 75,000 stock options; and Brian G. Keating, Vice President, Human Resources and Administration - 75,000 stock options. The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date; exercise period: generally exercisable 28% after one year, and 3% per month for the next 24 months thereafter; term of grant: 10 years; and termination: except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment. The terms of the stock option grants are set forth in the Stock Option Agreement, a copy of which is attached as Exhibit 10.1 hereto.

     On January 27, 2005, the Compensation Committee approved, subject to Board of Director ratification, the granting of performance restricted stock awards to the Company’s executive officers: Jack F. Cassidy, President and Chief Executive Officer - 551,500 restricted shares; Brian A. Ross, Chief Financial Officer - 60,000 restricted shares; Christopher J. Wilson, Vice President and General Counsel - 30,000 restricted shares; Michael W. Callaghan, Senior

Form 8-K	Cincinnati Bell Inc.

Vice President - Corporate Development - no restricted shares; and Brian G. Keating, Vice President, Human Resources and Administration - 30,000 restricted shares. The grants of the performance restricted shares is subject to the achievement of certain “free cash flow” results during a three-year (2005-2007) performance period, all as more fully set forth in the Cincinnati Bell Inc. Performance Restricted Stock Agreement, a copy of which is attached as Exhibit 10.2 hereto.

     In addition, on December 3, 2004, the Committee amended the Non-Employee Directors Deferred Compensation Plan to provide that any payment made under the Plan to a participant must be made in cash, and not in Company common shares, to the extent that such payment is attributable to the annual grants of phantom Company common shares for the years commencing 1997. In addition, in October 2004, the Committee had increased the amount of the annual phantom common share grant credited to a director’s account on the first business day of each year to a value equal to 6,000 Company common shares.

     The compensation generally for non-employee directors continues to be a $30,000 annual retainer plus $2,000 for each board and committee meeting attended. The Chairperson of the Audit Committee receives a $10,000 annual retainer, and the Chairpersons of the Governance and Nominating Committee and the Compensation Committee receive a $5,500 annual retainer. The members of the Audit and Finance Committee receive a $5,000 annual retainer and members of each of the Compensation Committee and Governance and Nominating Committee receive a $2,500 annual retainer. Mr. Cox, who serves as Chairman of the Board, receives approximately $15,000 per month for his service as Chairman, in addition to the applicable retainers and meeting fees described above. Also, the Company provides its non-employee directors who live in the Cincinnati area with certain telecommunication services. The average annual cost of such services in 2004 was approximately $2,376 per non-employee director.

     In addition, each non-employee director of the Company is granted under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors: (i) a stock option for 25,000 common shares on the first day of his or her initial term of office as a non-employee director of the Company; and (ii) a stock option for 9,000 common shares on the date of each annual meeting, if such director first became a non-employee director before the date of such annual meeting and continues in office as a non-employee director after such meeting. In addition, a non-employee director of the Company may elect, prior to the start of any calendar year, to waive all or a portion (in 25% increments) of his or her retainer and other director fees from the Company for such calendar year and in return receive an additional stock option under the foregoing plan as of the first business day of such calendar year. The material terms of the options granted are set forth in the Stock Option Agreement, a copy of which is attached as Exhibit 10.3 hereto, and include, without limitation: exercise price: fair market value on grant date; and term of grant: 10 years with certain exceptions as provided in the plan.

     On January 28, 2005, the Board of Directors ratified the actions taken by the Committee at its January 27, 2005 meeting.

Form 8-K	Cincinnati Bell Inc.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits

	10.1	Form of Stock Option Agreement (Employees)

	10.2	Form of Cincinnati Bell Inc. Performance Restricted Stock Agreement.

	10.3	Form of Stock Option Agreement (Non-Employee Directors)

Form 8-K	Cincinnati Bell Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson

Christopher J. Wilson Vice President and General Counsel

Date: February 3, 2005

Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Stock Option Agreement (Employees)

10.2	Form of Cincinnati Bell Inc. Performance Restricted Stock Agreement.

10.3	Form of Stock Option Agreement (Non-Employee Directors)